UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 24, 2014

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 237-0410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2014, Stone Energy Corporation, a Delaware corporation (“Stone”), as Borrower, and Stone Energy Offshore, L.L.C. (“Stone Offshore”), a Delaware limited liability company and a wholly owned subsidiary of Stone, as Guarantor, entered into a Fourth Amended and Restated Credit Agreement (the “bank credit facility”) through a syndicate of banks led by Bank of America, N.A. The bank credit facility matures on July 1, 2019. Stone’s initial borrowing base under the bank credit facility has been set at $500 million, an increase from the previous borrowing base of $400 million. Interest on loans under the bank credit facility is calculated using the London Interbank Offering Rate (“Libor Rate”) or the base rate, at the election of Stone. The margin for loans at the LIBOR Rate is determined based on borrowing base utilization and ranges from 1.500% to 2.500%. As of June 24, 2014, Stone had no outstanding borrowings under the bank credit facility and $21.0 million in letters of credit had been issued pursuant to the bank credit facility, leaving $479.0 of availability under the bank credit facility. Subject to certain exceptions, the bank credit facility is required to be guaranteed by all of the material domestic direct and indirect subsidiaries of Stone. As of June 24, 2014, the bank credit facility is guaranteed by Stone Offshore.

The borrowing base under the bank credit facility is redetermined semi-annually, in May and November, by the lenders, taking into consideration the estimated loan value of our oil and gas properties and those of our subsidiaries that guarantee the bank credit facility in accordance with the lenders’ customary practices for oil and gas loans. In addition, Stone and the lenders each have discretion at any time, but not more than two additional times in any calendar year, to have the borrowing base redetermined. The bank credit facility is collateralized by substantially all of Stone’s and Stone Offshore’s assets. Stone and Stone Offshore are required to mortgage, and grant a security interest in, their oil and gas reserves representing at least 80% of the discounted present value of the future net cash flows from their proved oil and natural gas reserves reviewed in determining the borrowing base.

The bank credit facility provides for optional and mandatory prepayments, affirmative and negative covenants and interest coverage ratio and leverage ratio maintenance covenants.

The foregoing description of the bank credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the bank credit facility, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Fourth Amended and Restated Credit Agreement among Stone Energy Corporation as borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions named therein, dated June 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 25, 2014	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement among Stone Energy Corporation as borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions named therein, dated June 24, 2014.